MCY MUSIC WORLD, INC.

                              EMPLOYMENT AGREEMENT

         THIS   EMPLOYMENT   AGREEMENT   dated  as  of  August  22,  2000  (this
"Agreement"), by and between MCY Music World, Inc., a Delaware corporation (the "Company"), and Larry Stessel (the "Executive").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company desires to employ the Executive and the Executive desires to gain employment with the Company, all upon the terms and provisions, and subject to the conditions, set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. POSITION AND DUTIES.

                  (a) The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company as the President of the Music Division of the Company. The Executive shall report directly to the Chief Executive Officer of the Company or to the President of the Company, if designated by the Board of Directors of the Company and to the Board of Directors of the Company.

                  (b) The Executive shall have responsibility to oversee and manage the music label and other operations of the Music Division of the Company. The Executive shall also perform such duties and responsibilities as may be assigned to him by the Chief Executive Officer of the Company, the President of the Company, if designated by the Board of Directors of the Company or the Board of Directors of the Company; provided that such other duties and responsibilities are of a type generally consistent with the Executive's position in the Company.

                  (c) The Executive shall devote all of his business time, labor, skill and energy to the business and affairs of the Company and to performing his duties and responsibilities to the Company as set forth in
Section 1(b) hereof; provided, however, that the Executive may engage in certain activities as more particularly set forth on Schedule A attached hereto (the "Permitted Activities"); provided, further, however, that engaging in such activities does not materially interfere with the Executive's performance of his duties and responsibilities to the Company; and further, provided that after October 31, 2000 the Executive shall no longer, directly or indirectly, engages in those activities. The Executive shall perform the Executive's duties and responsibilities to the Company diligently, competently, faithfully and to the best of his ability. The Executive shall direct all business opportunities that relate directly or indirectly to the business, activities and/or operations of the Company or its affiliates to the Company.

                  (d) In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that the Executive has the right to negotiate and enter into this Agreement, and the Executive's execution, delivery and performance of this Agreement does not and will not breach, violate, interfere or conflict with any other agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which the Executive is a party or which is binding upon the Executive or to which the Executive is otherwise subject. The Executive acknowledges that this representation and warranty is a material inducement to the Company entering into this Agreement and in the event the Executive breaches this representation and warranty, the Executive agrees to indemnify and hold harmless the Company and its subsidiaries and affiliates from any and all claims, actions, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by the Company or any such indemnified party as a result of or relating to any such breach.

         2. TERM. The period of the Executive's employment with the Company as provided for in Section 1 hereof shall be for a term of three (3) years, commencing on August 22, 2000 and terminating on August 21, 2003, subject to earlier termination as provided in Section 9 hereof (the "Employment Term").

         3. COMPENSATION.

                  (a) Base Salary. During the Employment Term, as full consideration for the Executive's services hereunder, the Company shall pay to the Executive a base salary at an annual rate of $300,000 (the "Base Salary"). The Base Salary shall be payable in equal installments in conformity with the Company's normal payroll practices from time to time in effect, but in any event not less than twice per month.

                  (b) Bonus. The Executive shall receive bonus compensation of $100,000 with respect to each twelve (12) month period during the Employment Period that the Executive remains with the Company. The bonus shall be paid in arrears commencing with the first anniversary of this Agreement on August 22, 2001.

         4. MCY STOCK OPTIONS.

                  (a) Upon the execution and delivery of this Agreement by the Executive and the Company, MCY.com, Inc., a Delaware corporation ("MCY"), shall grant to the Executive options (the "Options") to purchase 1,000,000 shares of MCY's common stock, par value $0.001 per share (the "Common Stock"), at an exercise price of $6.00 per share, pursuant to the terms and provisions of the Stock Option Agreement attached hereto as Exhibit A (the "Stock Option Agreement") and the Company's Amended and Restated 1999 Stock Incentive Plan (the "Plan"). The Options shall vest ratably, on a monthly basis, over thirty-six (36) months, for each full month of employment during the Employment Term. The Options shall have a term of five (5) years from the date of grant.

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                  (b) All unvested Options and any vested but unexercised
Options shall automatically become null and void and shall automatically terminate upon the termination of the Executive's employment hereunder for Cause (as such term is hereinafter defined). Upon the termination of the Executive's employment with the Company upon death, due to a Disability Occurrence (as such term is hereinafter defined), by the Company Without Cause (as such term is hereinafter defined) or by the Executive for Good Reason (as such term is hereinafter defined), all unvested Options shall automatically become null and void and shall terminate and all vested and unexercised Options shall be exercisable in accordance with the Stock Option Agreement and Plan. Upon the occurrence of a Change of Control (as such term is hereinafter defined) all unvested Options shall become fully vested and exercisable for a period of one
(1) year from the date of the Change of Control. For purposes hereof, the term "Change of Control" shall have the same meaning herein as is ascribed to such term in the Plan.

                  (c) Should there be any conflict between the terms and provisions of this Agreement and those of the Stock Option Agreement, the terms and provisions of the Stock Option Agreement shall govern and be controlling.

         5. EMPLOYEE BENEFITS.

                  (a) During the period of the Executive's employment with the Company hereunder, the Executive shall be entitled to receive such other benefits generally made available by the Company to its senior executives and key management employees as a group in accordance with the plans and policies of the Company from time to time in effect, including, without limitation, medical and dental insurance, disability and life insurance, dental insurance, participation in retirement, savings (in each case to the extent maintained by the Company), subject to, and on a basis consistent with, the terms, conditions, and overall administration of such plans and policies.

                  (b) The Executive shall be entitled to paid vacation time and holidays per annum as is consistent with his position with the Company and the performance of his duties hereunder and in accordance with the Company's policies for vacation and holidays from time to time in effect; provided that the Executive shall not be able to take vacation time at any time that would materially interfere with the business, activities or operations of the Company and that the Executive will coordinate the timing of his vacation with the Company's Chief Executive Officer or the Company's President if the Executive's direct reporting responsibility is to the Company's President. The Executive shall be entitled to two (2) weeks of vacation for each twelve (12) months of employment.

                  (c) The Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred by the Executive in accordance with the performance of his duties and responsibilities hereunder, upon the presentation by the Executive of appropriate evidence and documentation of the incurrence thereof in accordance with the Company's policies from time to time in effect.

                  (d) The Executive shall be entitled to first class travel accommodations in connection with all proper business travel taken in connection with the performance of the

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Executive's duties and obligations hereunder. In that regard, for all air travel of greater than one and one-half (1-1/2) hours, the Executive shall be entitled to first class air fare.

                  (e) The Company shall lease an automobile for the Executive's use during the Employment Term, which shall be a luxury class automobile comparable to other senior executives of the Company. The Company shall also pay the costs of a garage in New York, New York up to a monthly cost of $500.

         6. INSURANCE. The Company shall have the right to apply for and take out, in the Company's own name or otherwise, at the Company's expense, life, health, accident, or other insurance covering the Executive, in any amount the Company deems necessary to protect the Company's interest hereunder, and the Executive shall have no right, title or interest in or to any such insurance or the proceeds thereof. The Executive shall assist the Company in obtaining such insurance by submitting to usual and customary medical and other examinations (which shall be conducted by the Executive's physician if the Executive's physician is acceptable to the applicable insurance company) and by signing such applications, statements and other instruments as may be reasonably required by the insurance company engaged by the Company for purposes of obtaining such insurance coverage.

         7. DEDUCTIONS AND WITHHOLDINGS. All amounts payable or which become payable to the Executive under any provision of this Agreement shall be subject to such deductions and withholdings as is required by applicable law.

         8. INDEMNIFICATION. The Company shall defend, indemnify and hold harmless the Executive in his capacity as an officer of the Company to the fullest extent permitted by applicable law against any Losses incurred by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party be reason of his being or having been an officer of the Company, or because of actions taken by the Executive which were believed by the Executive to be in the best interests of the Company and not in violation of applicable law, and the Executive shall be entitled to be covered by any directors' and officers' liability insurance policies which the Company maintains for the benefit of its directors and officers, subject to the limitations of any such policies. The Company represents to the Executive that its current directors and officers liability insurance policy is in effect. The Company shall have the right to assume, with legal counsel of its choice, who shall be reasonably acceptable to the Executive, the defense of the Executive in any such action, suit or proceeding for which the Company is providing indemnification to the Executive. Should the Executive determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of the Executive. If the Company does not assume the defense of any such action, suit or other proceeding, the Company shall, upon request of the Executive, promptly advance or pay any amount for costs or expenses (including, without limitation, the reasonable fees and expenses of counsel retained by the Executive) incurred by the Executive in connection with any such action, suit or proceeding; provided that the Executive provides the Company with reasonable assurances and/or security that the Executive will be able to repay the amounts advanced if it is ultimately determined by the Company that the Executive was not entitled to indemnification.

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         9. TERMINATION.

                  (a) Termination by the Company Upon Death. The Executive's employment under this Agreement shall terminate immediately upon the Executive's death.

                  (b) Termination by the Company Upon Disability. If the Executive shall be unable to perform his material duties and material responsibilities hereunder by reason of illness or other incapacity, his failure so to perform his duties will not be grounds for terminating his employment for Cause by the Company; provided, however, should the period of such incapacity exceed three (3) months, or 50% or more of the normal working days during any consecutive six (6) month period (a "Disability Occurrence"), then the Company may terminate the Executive's employment hereunder due to the Disability Occurrence.

                  (c) Termination by the Company For Cause. The Company shall have the right to terminate the Executive's employment hereunder at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) the failure of the Executive to substantially perform his material duties or material obligations hereunder or the breach by the Executive of any of the terms or provisions of this Agreement or any other written agreement between the Executive, on the one hand, and the Company or MCY, on the other hand, on the part of the Executive to be observed or performed, which failure or breach is not cured within thirty (30) days after receipt of written notice thereof by the Executive from the Company; (ii) the Executive's knowing and willful neglect or refusal to attend to the Executive's material duties and responsibilities under this Agreement, which conduct is not cured within thirty
(30) days after receipt of written notice thereof by the Executive from the Company; (iii) any criminal liability of the Company which was substantially caused by the conduct of the Executive and not at the Company's direction; (iv) the Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent jurisdiction of an act of fraud, embezzlement or willful breach of fiduciary duty to the Company, or any crime constituting a felony; (v) the Executive's chronic addiction to drugs, alcohol or any controlled substance which materially interferes with the performance of his duties hereunder; (vi) the usurpation by the Executive of any corporate opportunity of the Company or MCY or any of their respective subsidiaries or affiliates; or (vii) the commission of an act of moral turpitude, which in the judgment of the Board of Directors of the Company, as evidenced by a resolution of the majority of the members of the Board of Directors could have a material and adverse effect on the business, operations or reputation of the Company.

                  (d) Termination by the Company Without Cause. The Company may terminate the Executive's employment hereunder Without Cause at any time during the Employment Term. For purposes of this Agreement, the term "Without Cause" shall mean the termination of the Executive's employment by the Company hereunder for a reason or for no reason, which is not a termination pursuant to Sections 9(a), 9(b) or 9(c) hereof.

                  (e) Termination by the Executive for Good Reason. The Executive shall have the right, upon not less than thirty (30) days' prior written notice to the Company to terminate the Executive's employment with the Company for "Good Reason". For purposes hereof, the term "Good Reason" shall mean (i) a substantial and material change to (other than in connection with a general corporate restructuring or reorganization) or reduction in the duties or responsibilities

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of the Executive such that the responsibilities of the Executive are no longer commensurate with the Executive's duties with the Company as set forth herein, or (ii) the occurrence of a change in the Executive's office from that of President of the Music Division of the Company which is not concurred in by the Executive within one (1) month of its occurrence (other than in connection with a general corporate restructuring or reorganization).

         10. EFFECT OF TERMINATION.

                  (a) Upon termination of the Executive's employment hereunder pursuant to Sections 9(a), 9(b) or 9(c) hereof, the Executive (or his estate or legal representative in the case of death or disability) shall be entitled to receive the following: (i) all accrued but unpaid Base Salary through the date of such termination; (ii) except in the case of termination of the Executive's employment for Cause, the Bonus payable in respect of the fiscal year in which the Executive's employment was terminated multiplied by a fraction, the numerator of which is the number of days that the Executive was employed during such year and the denominator of which is 365; (iii) payment for any accrued but unused vacation time; and (iv) any payments under any applicable life (other than key man life insurance) or disability insurance plans that are properly payable that have not been paid.

                  (b) Upon termination of the Executive's employment hereunder pursuant to Sections 9(d) or 9(e), the Executive shall be entitled to receive the following: (i) all accrued but unpaid Base Salary through the date of such termination; (ii) the Bonus payable in respect of the fiscal year in which the Executive's employment was terminated multiplied by a fraction, the numerator of which is the number of days that the Executive was employed during such year and the denominator of which is 365; (iii) payment for any accrued but unused vacation time; and (iv) in the case of a termination pursuant to Sections 9(d) or 9(e), a severance payment from the Company, which shall be payable within ten
(10) Business Days (as such term is hereinafter defined) of such termination, equal to six (6) months of the Executive's Base Salary if such termination occurs within the first six (6) months following the date of this Agreement or the lesser of one (1) year or the remainder of the Employment Term of the Executive's Base Salary (such severance payment shall be due regardless of whether or not the Executive engages in or seeks other employment following the date of such termination).

                  (c) In addition to the amounts payable to the Executive pursuant to Sections 10(a) or 10(b), upon termination of the Executive's employment for any reason whatsoever, the Company shall reimburse the Executive for all accrued and unpaid business expenses properly incurred and payable to the Executive pursuant to Section 5(c) hereof.

         11. RESTRICTIONS RESPECTING CONFIDENTIAL INFORMATION, COMPETING BUSINESSES, ETC.

                  (a) The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Company, the Executive will develop substantial expertise and knowledge with respect to all aspects of the business, affairs and operations of the Company and MCY and will have access to significant aspects of the business and operations of the Company and MCY and to Confidential and Proprietary Information (as such term is hereinafter defined). The Executive acknowledges and agrees that the Company will be damaged if the Executive were to breach any of the provisions of this

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Section 11 or if the Executive were to disclose or make unauthorized use of any
Confidential and Proprietary Information. Accordingly, the Executive expressly acknowledges and agrees that the Executive is voluntarily entering into this Agreement and that the terms, provisions and conditions of this Section 11 are fair and reasonable and necessary to adequately protect the Company and its interests and those of its shareholders.

                  (b) For purposes of this Agreement, the term "Confidential and Proprietary Information" shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets, financial condition, plans and/or prospects of the Company or MCY or any of their respective subsidiaries or any of their respective trade secrets, including, without limitation, research and development plans or projects; computer materials such as programs, instructions and printouts and any source codes, object codes and algorithms; formulas; product testing information; business improvements, processes, marketing and selling strategies; strategic business plans (whether pursued or not); budgets; unpublished financial statements; licenses; pricing, pricing strategy and cost data; information regarding the skills and compensation of executives; the identities of clients and potential clients; intellectual property rights and strategies regarding intellectual property including any work on any patents, trademarks, tradenames or universal resource locators, prior to any filing or the use thereof in commerce; financing terms and strategies; the terms of contractual concepts with artists and other third parties, pricing, timing, sales terms, methods, practices, strategies, forecasts; and (ii) any other information, documentation or material not in the public domain or in the music industry by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Company, MCY or any of their respective subsidiaries a competitive advantage over any entity not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public or in the music industry other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a person or entity who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Company.

                  (c) The Executive hereby covenants and agrees that, while the Executive is employed by the Company and thereafter, unless otherwise authorized by the Company in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity any Confidential and Proprietary Information (other than in the regular course of the Executive's duties to the Company for the benefit of the Company), other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Company; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. Following the Employment Term, the Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Company (regardless of the medium in which maintained or stored), without retaining any copies, notes or excerpts thereof, or at the request of the Company, shall destroy such documents, records and items (any such destruction to be certified by the Executive to the Company in writing); except, however, for the Executive's rolodex, diary and other personal files

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or personal data. Following the Employment Term, the Executive shall return to the Company any property or assets of the Company in the Executive's possession.

                  (d) The Executive covenants and agrees that, while the Executive is employed by the Company and for any period that the Company is paying severance to the Executive hereunder or for a period of one (1) year if the Executive's employment hereunder is terminated for Cause, if applicable, the Executive shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, partner, lender, consultant, executive, officer, director, agent, supplier, distributor or otherwise) any business which is competitive with the Business of the Company (as such term is hereinafter defined) or, directly or indirectly, induce or influence any Person that has a business relationship with the Company, MCY or any of their respective subsidiaries, to discontinue or reduce the extent of such relationship; provided, however, that the foregoing shall not restrict the Executive after the termination of his employment with the Company from the Executive engaging in the Permitted Activities or providing similar consulting services to other persons and entities. For purposes of this Agreement, the Executive shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than: (i) five percent (5%) of the securities of any class of equity securities of a corporation or other Person whose shares are listed or admitted to trade on a national securities exchange or are quoted on NASDAQ or a similar means if NASDAQ is no longer providing such information; or (ii) two percent (2%) of the securities of any class of equity securities of a corporation or other Person whose shares are not listed or admitted to trade on a national securities exchange. The Term "Business of the Company" is set forth on Schedule B attached hereto.

                  (e) While the Executive is employed by the Company and for one
(1) year after the Executive ceases to be employed by the Company, the Executive shall not, directly or indirectly, solicit to employ or employ for himself or others any employee of the Company or MCY or any subsidiary of the Company or MCY who was an employee of the Company or any subsidiary of the Company or MCY as of the date of the termination of the Executive's employment with the Company or during the preceding three (3) month period, or solicit any such employee to leave such employee's employment or join the employ of another, then or at a later time.

                  (f) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

                  (g) Because the breach of any of the provisions of this
Section 11 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to seek a decree of specific performance of the restrictive covenants contained in this Section 11 and to seek a temporary and permanent

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injunction enjoining such breach (without being required to post a bond or furnish other security or to show any damages).

                  (h) In the event the Executive challenges this Agreement and an injunction is issued staying the implementation of any of the restrictions imposed by Section 11 hereof, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise.

                  (i) The term "Change of Control" shall have the same meanings as are ascribed to such term in Section 2.6 of the Company's Amended and Restated 1999 Stock Option Plan.

         12. NOTICES. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

                  If to the Executive:

                           Mr. Larry Stessel
                           103 East 86th Street, Apt. 10C
                           New York, NY  10028
                           Telecopier:    (212) 289-6585

                  With a copy to:

                           John T. Frankenheimer, Esq.
                           Loeb & Loeb LLP
                           Suite 2200
                           10100 Santa Monica Boulevard
                           Los Angeles, CA  90067-4164
                           Telecopier:    (310) 282-2192

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                  If to the Company:

                           MCY Music World, Inc.
                           1133 Avenue of the Americas, 28th Floor
                           New York, NY  10036
                           Attention:     Chief Executive Officer
                           Telecopier:    (212) 944-4706

                  With copies to:

                           MCY Music World, Inc.
                           1133 Avenue of the Americas, 28th Floor
                           New York, NY  10036
                           Attention:     Mitchell Lampert, Esq.
                                          General Counsel
                           Telecopier:    (212) 944-6943

                           and

                           Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174
                           Attention:     Martin Eric Weisberg, Esq.
                           Telecopier:    (212) 704-6288

or to such other address as a party may have furnished to the other parties in writing in accordance herewith.

         13. MISCELLANEOUS.

                  (a) Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal administrators, successors and permitted assigns; provided, however, that the Executive may not assign any of his rights or delegate any of his duties or responsibilities hereunder without the prior written consent of the Company. This Agreement shall be binding on any successor to the Company whether by merger, consolidation, acquisition of all or substantially all of the Company's assets or business or otherwise, as fully as if such successor were a signatory hereto. Except as expressly permitted by
Section 13(a), nothing herein is intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto, any rights, privileges or remedies under or by reason of this Agreement.

                  (b) Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD OR REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THIS AGREEMENT SHALL BE CONSTRUED

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AND INTERPRETED WITHOUT REGARD TO ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS
AGREEMENT TO BE DRAFTED. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW
YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO CONTEST THE VENUE OF SAID COURTS OR TO CLAIM THAT SAID COURTS CONSTITUTE AN INCONVENIENT FORUM. EACH OF
THE PARTIES UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (c) Severability. Each term and provision of this Agreement is severable; the invalidity, illegality or unenforceability or modification of any term or provision of this Agreement shall not affect the validity, legality and enforceability of the other terms and provisions of this Agreement, which shall remain in full force and effect. Since it is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Agreement be deemed invalid, illegal or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, illegal or unenforceable and the deletion shall apply only with respect to the operation of such provision and to the extent of such provision and, to the extent that a provision of this Agreement would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Agreement shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

                  (d) Entire Agreement. This Agreement (together with the Schedules attached hereto), the Stock Option Agreement and the Plan contain the entire understanding and agreement of the parties, and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, all of which are merged herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by the other party hereto, or anyone acting on behalf of such other party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

                  (e) Amendments; Waiver. This Agreement may be modified, amended or waived only by an instrument in writing signed by the Company and the Executive. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any waiver granted hereunder shall be limited to the instance and facts for which it has been granted..

                  (f) Attorneys' Fees. Should any party hereto institute any action, suit or proceeding at law or in equity to enforce any provision of this Agreement, including, without

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

limitation, an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision hereof, the prevailing party in such action, suit or other proceeding shall be entitled to recover from the losing party or parties payment of the attorneys' fees and expenses for services rendered to the prevailing party in such action, suit or proceeding.

                  (g) Headings; Counterparts. The headings contained in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in two (2) counterparts, each of which, when executed, shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document. Execution of this Agreement by facsimile signature shall constitute a valid signature of the party so executing this Agreement.

                           [INTENTIONALLY LEFT BLANK]




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




                  IN WITNESS WHEREOF, each of the Company and the Executive has executed this Agreement as of the date first above written.

                                          MCY MUSIC WORLD, INC.



                                          By: /s/ Bernhard Fritsch
                                             ---------------------------------
                                             Name:    Bernhard Fritsch
                                             Title: Chairman and Chief Executive
                                                        Officer

                                              /s/  Larry Stessel
                                              ---------------------------------
                                                   Larry Stessel

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



                        Schedule A. Permitted Activities
                        --------------------------------

Advisory services with respect to the following companies:

         1.       RTC Management, Diana Ross' affiliated entertainment company

         2.       Lava Records

         3.       Distributed Media

         4.       King Biscuit Entertainment Group

         5.       Latin TV

         6.       Ruthless Records


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


                                   Schedule B
                                   ----------

                  For purposes hereof, the term "Business of the Company" shall mean engaging in the development, acquisition and production of music and other audio and video content and the distribution of that content through electronic, interactive and/or other digital or any other medium, whether now known or hereafter invented including, without limitation, over internet, satellite, CD, DVD, DVD-ROM, television or other means; the acquisition, ownership and operation of radio stations; the operation of a talent booking agency and/or talent management company; the operation of a website which provides an interactive environment and virtual music and entertainment store; the production of concerts, concert tours, and other live entertainment events; and engaging in various marketing, cross-promotional and other related activities associated with the other business and activities of the Company, MCY and their respective subsidiaries or using databases developed from those activities, in each case to the extent engaged in by the Company, MCY or any of their respective subsidiaries during the Employment Term or which were planned to be engaged in at the time of the termination of the Employment Term. In the case of activities which are "planned to be engaged in", such planning shall be evidenced by demonstrable actions or a written memorandum or other instrument evidencing the intent of the Company, MCY or any of their respective subsidiaries to engage in any such activity during the applicable time period of Executive's covenant as provided in Section 11(d) of the Employment Agreement.

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